                                  HOTCHKIS AND
                                  WILEY FUNDS

             HOTCHKIS AND WILEY EQUITY FUND FOR INSURANCE COMPANIES

                                 THE FUND SEEKS

                                  - CURRENT INCOME

                                  - LONG-TERM GROWTH OF INCOME

                                  - CAPITAL APPRECIATION

THIS PROSPECTUS CONTAINS INFORMATION YOU SHOULD KNOW BEFORE INVESTING, INCLUDING INFORMATION ABOUT RISKS. PLEASE READ IT BEFORE YOU INVEST AND KEEP IT FOR FUTURE
                                   REFERENCE.

  THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. IT IS A CRIMINAL
                          OFFENSE TO STATE OTHERWISE.

                            ------------------------

                                   PROSPECTUS
                            ------------------------

                               OCTOBER    , 2001

Table of Contents

                                                             PAGE

FUND FACTS
-----------------------------------------------------------------
About the Hotchkis and Wiley Equity Fund for Insurance
Companies...................................................    2
Risk/Return Bar Chart.......................................    4
Fees and Expenses...........................................    5

ABOUT THE DETAILS
-----------------------------------------------------------------
How the Fund Invests........................................    6
Investment Risks............................................    6
Statement of Additional Information.........................    8

ACCOUNT CHOICES
-----------------------------------------------------------------
How to Buy Shares...........................................    9
How to Redeem Shares........................................    9
How Shares are Priced.......................................   10
Dividends and Taxes.........................................   10

THE MANAGEMENT TEAM
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Management of the Fund......................................   11

TO LEARN MORE
-----------------------------------------------------------------
Shareholder Reports....................................Back Cover
Statement of Additional Information....................Back Cover

             HOTCHKIS AND WILEY EQUITY FUND FOR INSURANCE COMPANIES

Fund Facts

ABOUT THE HOTCHKIS AND WILEY EQUITY FUND FOR INSURANCE COMPANIES
--------------------------------------------------------------------------------

WHAT IS THE FUND'S INVESTMENT OBJECTIVE?

The Fund's investment objective is current income and long-term growth of income, as well as capital appreciation.

WHAT ARE THE FUND'S MAIN INVESTMENT STRATEGIES?

The Fund normally invests at least 80% of its net assets plus borrowings for investment purposes in common stocks of large capitalization U.S. companies. Hotchkis and Wiley Capital Management, LLC (the "Advisor") currently considers large cap companies to be those with market capitalizations like those found in the Russell 1000 Index. Normally, the Fund invests at least 80% of its net assets in stocks that have a high cash dividend or payout yield relative to the market.

The Fund may purchase securities in initial public offerings ("IPOs").

In investing the Fund's assets, the Advisor follows a value style. This means that the Advisor buys stocks that it believes are currently undervalued by the market and thus have a lower price than their true worth. Value characteristics normally include:

      - low PRICE-TO-EARNINGS RATIO relative to the market
      - high CASH DIVIDEND OR PAYOUT YIELD relative to the market
      - low PRICE-TO-BOOK VALUE RATIO relative to the market

In most equity markets, a large number of stocks are "mispriced" by investors due to emotional decisions or limited Wall Street coverage. Stocks may be "undervalued" because they are part of an industry that is out of favor with investors generally. Even in those industries, though, individual companies may have high rates of growth of earnings and be financially sound. At the same time, the price of their common stock may be depressed because investors associate the companies with their industries. The portfolio managers exploit these inefficiencies by employing a disciplined bottom-up, value-oriented investment style with an emphasis on internally generated fundamental research. The investment process is designed to expose the Fund to value factors which the portfolio managers believe will lead to attractive risk-adjusted returns.

WHAT ARE THE MAIN RISKS OF INVESTING IN THE FUND?

As with any mutual fund, the value of the Fund's investments, and therefore the value of Fund shares, may go down. These changes may occur because a particular stock or stock market in which the Fund invests is falling. Also, Fund management may select securities which underperform the stock market or other funds with similar investment objectives and investment strategies. If the value of the Fund's investments goes down, you may lose money. We cannot guarantee that the Fund will achieve its investment objective.

The Fund's value discipline sometimes prevents or limits investments in stocks that are in well-known indexes, like the S&P 500 Index or the Russell 1000 Index. Also, the return of the Fund will not necessarily be similar to the return of the S&P 500 Index or the Russell 1000 Index.

 2           HOTCHKIS AND WILEY EQUITY FUND FOR INSURANCE COMPANIES

Fund Facts

Securities purchased in IPOs may not be available in sufficient quantity to affect the Fund's performance, may be subject to greater and more unpredictable price changes than more established stocks and may produce losses.

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

See "Investment Risks" for more information about the risks associated with the Fund.

WHO SHOULD INVEST?

The Fund may be an appropriate investment for you if you:

      - Are seeking current income and long-term growth of income, as well as capital appreciation, and can withstand the share price volatility of equity investing.

      - Are seeking a diversified portfolio of equity securities.

      - Want a professionally managed and diversified portfolio.

      - Are willing to accept the risk that the value of your investment may decline in order to seek current income and long-term growth of income, as well as capital appreciation.

             HOTCHKIS AND WILEY EQUITY FUND FOR INSURANCE COMPANIES            3

Fund Facts

RISK/RETURN BAR CHART
--------------------------------------------------------------------------------

No performance information is provided because the Fund had not commenced investment operations as of the date of this prospectus. The Fund was organized to acquire the assets and liabilities of the Mercury HW Equity Fund for Insurance Companies (the "Mercury HW Fund"). If shareholders of the Mercury HW Fund approve its reorganization with the Fund, the Fund will assume the historical performance of the Mercury HW Fund upon consummation of the reorganization.

 4           HOTCHKIS AND WILEY EQUITY FUND FOR INSURANCE COMPANIES

Fund Facts

FEES AND EXPENSES
--------------------------------------------------------------------------------

The Fund offers a single class of shares.

THIS TABLE SHOWS THE EXPENSES THAT YOU MAY PAY IF YOU BUY AND HOLD SHARES OF THE FUND. FUTURE EXPENSES MAY BE GREATER OR LESS THAN THOSE INDICATED BELOW.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT):
----------------------------------------------------------------------------
Maximum Sales Charge (Load) imposed on purchases (as a
percentage of offering price)                                    None
----------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load) (as a percentage of
original purchase price or redemption proceeds, whichever is
lower)                                                           None
----------------------------------------------------------------------------
Maximum Sales Charge (Load) imposed on Dividend
Reinvestments                                                    None
----------------------------------------------------------------------------
Redemption Fee                                                   None
----------------------------------------------------------------------------
Exchange Fee                                                     None
----------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED
FROM THE FUND'S TOTAL ASSETS):
----------------------------------------------------------------------------
Management Fees(a)                                              0.52%
----------------------------------------------------------------------------
Distribution and/or Service (12b-1) Fees                         None
----------------------------------------------------------------------------
Other Expenses                                                  0.31%
----------------------------------------------------------------------------
TOTAL ANNUAL FUND OPERATING EXPENSES                            0.83%
----------------------------------------------------------------------------
FEE WAIVER AND/OR EXPENSE REIMBURSEMENT(A)                      -0.31%
----------------------------------------------------------------------------
Net Annual Fund Operating Expenses(a)                           0.52%
----------------------------------------------------------------------------

(a) The Advisor has contractually agreed to pay all of the Fund's operating expenses other than the management fee through June 30, 2002, as shown in the table. The net annual operating expenses reflect the Advisor's estimate of expenses that will actually be incurred during the Fund's current fiscal year.

EXAMPLE:

This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.

This example assumes that you invest $10,000 in the Fund for the time periods indicated, that your investment has a 5% return each year and that the Fund's operating expenses remain the same. This assumption is not meant to indicate you will receive a 5% annual rate of return. Your annual return may be more or less than the 5% used in these examples. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

 ONE YEAR                                                              $ 53
-----------------------------------------------------------------------------
 THREE YEARS                                                           $234
-----------------------------------------------------------------------------

             HOTCHKIS AND WILEY EQUITY FUND FOR INSURANCE COMPANIES            5

About the Details
HOW THE FUND INVESTS
--------------------------------------------------------------------------------

The Fund's investment objective is current income and long-term growth of income, as well as capital appreciation.

The Fund invests at least 80% of its net assets plus borrowings for investment purposes in common stocks of large cap U.S. companies under normal circumstances. The Advisor currently considers large cap companies to be those with market capitalizations like those found in the Russell 1000 Index. The market capitalization range of the Index changes constantly, but as of June 30, 2001, the range was from $730 million to $484,240 million. Market capitalization is measured at the time of initial purchase. Some of these securities may be purchased in IPOs. Normally, the Fund invests at least 80% of its net assets in stocks that have a high cash dividend or payout yield relative to the market. Payout yield is defined as dividend yield plus net share repurchases.

In addition to these principal investments, the Fund can invest up to 20% of its total assets in foreign securities. It also may invest in stocks that don't pay dividends, but have growth potential unrecognized by the market or changes in business or management that indicate growth potential.

The Fund will provide 60 days' prior written notice to shareholders of a change in the Fund's non-fundamental policy of investing at least 80% of its net assets plus borrowings for investment purposes in the type of investment suggested by the Fund's name.

MONEY MARKET INVESTMENTS

To meet redemptions and when waiting to invest cash receipts, the Fund may invest in short-term, investment grade bonds, money market mutual funds and other money market instruments.

TEMPORARY DEFENSIVE INVESTMENTS

The Fund temporarily can invest up to 100% of its assets in short-term, investment grade bonds and other money market instruments in response to adverse market, economic or political conditions. The Fund may not achieve its objective using this type of investing.
INVESTMENT RISKS
--------------------------------------------------------------------------------

This section contains a summary discussion of the general risks of investing in the Fund. As with any mutual fund, there can be no guarantee that the Fund will meet its goals or that the Fund's performance will be positive for any period of time.

The Fund's principal risks are listed below:

MARKET AND SELECTION RISK

Market risk is the risk that the market will go down in value, including the possibility that the market will go down sharply and unpredictably. Selection risk is the risk that the investments that Fund management selects will underperform the market or other funds with similar investment objectives and investment strategies.

 6           HOTCHKIS AND WILEY EQUITY FUND FOR INSURANCE COMPANIES

About the Details

INITIAL PUBLIC OFFERING RISKS

The volume of IPOs and the levels at which the newly issued stocks trade in the secondary market are affected by the performance of the stock market overall. If IPOs are brought to the market, availability may be limited and the Fund may not be able to buy any shares at the offering price, or if it is able to buy shares, it may not be able to buy as many shares at the offering price as it would like. In addition, the prices of securities involved in IPOs are often subject to greater and more unpredictable price changes than more established stocks.

The Fund also may be subject to the following risks:

FOREIGN MARKET RISK

The Fund may invest up to 20% of its total assets in securities of companies located in foreign countries, including American Depositary Receipts. American Depositary Receipts are receipts typically issued by an American bank or trust company that show evidence of underlying securities issued by a foreign corporation. Foreign investments involve special risks not present in U.S. investments that can increase the chances that the Fund will lose money. In particular, investments in foreign securities involve the following risks, which are generally greater for investments in emerging markets:

      - The economies of some foreign markets often do not compare favorably with that of the U.S. in areas such as growth of gross national product, reinvestment of capital, resources, and balance of payments. Some of these economies may rely heavily on particular industries or foreign capital. They may be more vulnerable to adverse diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures.

      - Investments in foreign markets may be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes.

      - The governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices. They could also impair the Fund's ability to purchase or sell foreign securities or transfer its assets or income back into the U.S., or otherwise adversely affect the Fund's operations.

      - Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts and political and social instability. Legal remedies available to investors in some foreign countries may be less extensive than those available to investors in the U.S.

      - Prices of foreign securities may go up and down more than prices of securities traded in the U.S.

      - Foreign markets may have different clearance and settlement procedures. In certain markets, settlements may be unable to keep pace with the volume of securities transactions. If this occurs, settlement may be delayed and the Fund's assets may be uninvested and not earning returns. The Fund also may miss investment opportunities or be unable to sell an investment because of these delays.

      - The value of the Fund's foreign holdings (and hedging transactions in foreign currencies) will be affected by changes in currency exchange rates.

      - The costs of foreign securities transactions tend to be higher than those of U.S. transactions.
             HOTCHKIS AND WILEY EQUITY FUND FOR INSURANCE COMPANIES            7

About the Details

CONVERTIBLE SECURITIES

Convertibles are generally bonds or preferred stocks that may be converted into common stock. Convertibles typically pay current income, as either interest (bond convertibles) or dividends (preferred stocks). A convertible's value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible performs like regular bonds; that is, if market interest rates rise, the value of a convertible usually falls. Since it is convertible into common stock, the convertible also has the same types of market and issuer risk as the underlying common stock.

DEBT SECURITIES

Debt securities, such as bonds, involve credit risk, which is the risk that the borrower will not make timely payments of principal and interest. The degree of credit risk depends on the issuer's financial condition and on the terms of the bonds. These securities are also subject to interest rate risk, which is the risk that the value of the security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than shorter term securities.

DERIVATIVES

The Fund also may use "derivatives." Derivatives are financial instruments, like futures, forwards, swap agreements and options, the values of which are derived from other securities, commodities (such as gold or oil) or indexes (such as the S&P 500 Index). Derivatives may allow the Fund to increase or decrease its level of risk exposure more quickly and efficiently than transactions in other types of instruments. If the Fund invests in derivatives, the investments may not be effective as a hedge against price movements and can limit potential for growth in the value of an interest in the Fund. Derivatives are volatile and involve significant risks, including:

      - LEVERAGE RISK -- Leverage risk is the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

      - CREDIT RISK -- Credit risk is the risk that the counterparty on a derivative transaction will be unable to honor its financial obligation to the Fund.

      - CURRENCY RISK -- Currency risk is the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

      - LIQUIDITY RISK -- Liquidity risk is the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.
STATEMENT OF ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

If you would like further information about the Fund, including how it invests, please see the Statement of Additional Information.

 8           HOTCHKIS AND WILEY EQUITY FUND FOR INSURANCE COMPANIES

Account Choices
HOW TO BUY SHARES
--------------------------------------------------------------------------------

Shares of the Fund are offered only to insurance companies. The minimum initial investment in the Fund is $1,000,000. There is no minimum subsequent investment. The Fund reserves the right to reject any order.

Before wiring money, investors should call 1-877-874-0800 to notify the Transfer Agent of the wire to ensure proper credit when the wire is received. To purchase
shares by wiring Federal Funds, payment should be wired to                     .
Investors should give their financial institutions the following wire instructions:

     Firstar Bank Milwaukee
     ABA #
     For credit to Firstar Mutual Fund Services
     Account #
     For further credit to Hotchkis and Wiley Funds
     Equity Fund For Insurance Companies
     Account # [Shareholder account number]

The wire should indicate that the investment is being made in the Hotchkis and Wiley Equity Fund for Insurance Companies. Shares of the Fund will be purchased for the account of the investor at the net asset value next determined after receipt of the investor's wire. Shareholder inquiries should be directed to the Fund.
HOW TO REDEEM SHARES
--------------------------------------------------------------------------------

A shareholder wishing to redeem shares (sell them back to the Fund) may do so at any time by writing or delivering instructions to the Transfer Agent:

      Firstar Mutual Fund Services
      615 East Michigan Street
      Milwaukee, Wisconsin 53202

The redemption request should identify the Fund, specify the number of shares to be redeemed and be signed by a duly authorized officer of the insurance company. If the request is in proper form, the shares specified will be redeemed at the net asset value next determined after receipt of the request. In addition to written instructions, if any shares being redeemed are represented by share certificates, the certificates must be surrendered. The certificates must either be endorsed or accompanied by a stock power signed by a duly authorized officer of the insurance company, and signatures must be guaranteed. Any questions concerning documents needed should be directed to 1-877-874-0800.

DELAYS IN PAYMENT OF REDEEMED SHARES

At certain times when allowed by the Securities and Exchange Commission, such as during unusual market conditions or emergencies when the Fund can't determine the value of its assets or sell its holdings, we may delay sending your check or wiring your redemption proceeds.

             HOTCHKIS AND WILEY EQUITY FUND FOR INSURANCE COMPANIES            9

Account Choices

PAYMENTS

Payment also may be delayed up to 15 days from the date of purchase if you bought shares with a check.

CHANGES TO REDEMPTION PROCEDURES

The redemption procedures may be modified at any time on 30 days' notice to shareholders.

REDEMPTION IN KIND

The Fund reserves the right to pay shareholders securities instead of cash in certain circumstances.
HOW SHARES ARE PRICED
--------------------------------------------------------------------------------

When you buy shares, you pay the net asset value. Shares are also redeemed at their net asset value. The Fund calculates its net asset value (generally by using market quotations) each day the New York Stock Exchange is open as of the close of regular trading on the Exchange based on prices at the time of closing, except that the net asset value need not be calculated on a day on which no order to purchase or redeem shares of the Fund is received. Regular trading on the Exchange generally closes at 4:00 p.m. Eastern time. The net asset value used in determining your price is the next one calculated after your purchase or redemption order is placed. If market quotations are not available, the Fund may use fair value.
DIVIDENDS AND TAXES
--------------------------------------------------------------------------------

The Fund will distribute any net investment income quarterly and any net realized long-term or short-term capital gains at least annually. The Fund may also pay a special distribution at the end of the calendar year to comply with Federal tax requirements. Dividends may be reinvested automatically in shares of the Fund at net asset value or may be taken in cash. The Fund anticipates that the majority of its dividends, if any, will consist of ordinary income. Capital gains, if any, may be taxable to you at different rates, depending, in part, on how long the Fund has held the assets sold.

You may be subject to Federal income tax on dividends from the Fund whether you receive them in cash or additional shares. If you redeem Fund shares or exchange them for shares of another fund, you generally will be treated as having sold your shares and any gain on the transaction may be subject to Federal income tax. Capital gains are generally taxed at different rates than ordinary income dividends. In addition, dividends from the Fund may be subject to state and local income taxes.

Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.

 10          HOTCHKIS AND WILEY EQUITY FUND FOR INSURANCE COMPANIES

The Management Team
MANAGEMENT OF THE FUND
--------------------------------------------------------------------------------

THE ADVISOR

Hotchkis and Wiley Capital Management, LLC, 725 South Figueroa Street, 39th Floor, Los Angeles, California 90017-5439, has been the Fund's investment advisor since its inception. The Advisor is a limited liability company, the primary members of which are HWCap Holdings, a limited liability company whose members are former employees of the investment advisor of the Mercury HW Fund, and Stephens-H&W, a limited liability company whose primary member is Stephens Group, Inc., which is a diversified holding company. The Advisor supervises and arranges the purchase and sale of securities held in the Fund's portfolio and administers the Fund. The Advisor also manages other investment companies and separate investment advisory accounts.

For the current fiscal year, the Fund will pay the Advisor a management fee of 0.60% of the Fund's average net assets up to $10 million and 0.50% thereafter. The Advisor has agreed to pay all of the regular annual operating expenses relating to the Fund for the fiscal year ending June 30, 2002. Thereafter, the Advisor will give shareholders at least 30 days' notice if this policy will change.

The Advisor is allowed to allocate brokerage based on sales of shares of funds managed by the Advisor.

The Fund is a series of Hotchkis and Wiley Funds. The Fund was formed to acquire the assets of the Mercury HW Equity Fund for Insurance Companies.

PORTFOLIO MANAGERS

The portfolio managers of the Fund are Gail Bardin and Sheldon Lieberman. Ms. Bardin and Mr. Lieberman have responsibility for the day-to-day management of the Fund's portfolio. Ms. Bardin is a principal of the Advisor. She was a managing director of Mercury Advisors (the investment advisor of the Mercury HW Equity Fund for Insurance Companies) and began co-managing the Mercury HW Equity Fund for Insurance Companies in April 1994. She has been a portfolio manager since 1988. Mr. Lieberman is a principal of the Advisor. He joined Mercury Advisors in 1994 as a portfolio manager and began co-managing the Mercury HW Equity Fund for Insurance Companies in August 1997. Before joining Mercury Advisors, Mr. Lieberman was the Chief Investment Officer for the Los Angeles County Employees Retirement Association. Ms. Bardin and Mr. Lieberman also serve as portfolio managers of the Hotchkis and Wiley Large Cap Value Fund, another series of the Trust that is managed by the Advisor.

             HOTCHKIS AND WILEY EQUITY FUND FOR INSURANCE COMPANIES           11


FUND
Hotchkis and Wiley Equity Fund for Insurance Companies
725 South Figueroa Street, 39th Floor
Los Angeles, California 90017-5439

ADVISOR
Hotchkis and Wiley Capital Management, LLC
725 South Figueroa Street, 39th Floor
Los Angeles, California 90017-5439

TRANSFER AGENT
First Mutual Fund Services, LLC
615 East Michigan Street
Milwaukee, Wisconsin 53202-5209
1-877-874-0800
1-877-493-8637

INDEPENDENT AUDITORS
PricewaterhouseCoopers LLP
350 South Grand Avenue
Los Angeles, California 90071

CUSTODIAN
Brown Brothers Harriman & Co.
40 Water Street
Boston, Massachusetts 02109-3661

COUNSEL
Gardner, Carton & Douglas
321 North Clark Street
Chicago, Illinois 60610-4795

INFORMATION ABOUT THE FUND

Please read this Prospectus before you invest in the Fund. Keep the Prospectus for future reference. You can get additional information about the Fund in:

     - Statement of Additional Information (SAI) (incorporated by reference into -- legally a part of -- this Prospectus)

     - Annual Report (contains a discussion of market conditions and investment strategies that affected Fund performance)

     - Semi-annual Report

To get this information and other information regarding the Fund free of charge or for shareholder questions, contact:

          Hotchkis and Wiley Funds
          725 South Figueroa Street
          39th Floor
          Los Angeles, CA 90017-5439
          (213) 430-1000 (call collect)

     - call 1-202-942-8090 for information on the Commission's Public Reference Room, where documents can be reviewed and copied

     - the information is available at the SEC's Internet site at http://www.sec.gov

     - copies of the information retrievable from the SEC's Internet site are available upon payment of a duplicating fee by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing to the SEC's Public Reference Section, Washington, DC 20549-0102

You should rely only on the information contained in this Prospectus when deciding whether to invest. No one is authorized to provide you with information that is different.

                                       Investment Company Act File No. 811-10487